Exhibit 99.1
Riverbed Technology Reports Second Quarter 2013 Results

Riverbed Technology (NASDAQ: RVBD), the application performance company, today reported financial results for its second quarter ended June 30, 2013 (Q2’13).

GAAP revenue for Q2’13 was $250 million, compared to $198 million in the second quarter of 2012 (Q2’12), representing 26% year-over-year growth. GAAP net loss for Q2'13 was $16.5 million, or $0.10 per diluted share, compared to GAAP net income of $18.1 million, or $0.11 per diluted share, in Q2’12.

Non-GAAP revenue for Q2’13 was $255 million, an increase of 28% compared to $199 million in Q2’12. Non-GAAP net income for Q2’13 was $36.6 million, or $0.22 per diluted share, compared to non-GAAP net income of $37.3 million, or $0.23 per diluted share, in Q2’12.
“Total non-GAAP revenue increased twenty-eight percent year-over-year, with growth across all major product lines, geographies, and verticals,” said Jerry M. Kennelly, chairman and CEO. “Riverbed’s core revenue, excluding OPNET, grew 7% sequentially to $215 million in the second quarter. Non-GAAP revenue from the acquired OPNET products was $40 million, as we still have work to do integrating the two companies,” continued Kennelly. “Our market expanding products outside of WAN optimization and OPNET grew almost 50% compared to last year, and we believe our multi-product strategy to deliver unmatched application performance will allow us to accelerate the company’s revenue growth.”

Q2’13 Business Highlights

•
Positioned by Gartner as the only vendor in the Leaders Quadrant of the 2013 “Magic Quadrant for WAN Optimization Controllers” authored by Joe Skorupa, Mark Fabbi, Bjarne Munch and published in April 2013

•	Completed EMC E-Lab qualification of Riverbed® Granite® with EMC VNX®

•
Riverbed OPNET AppInternals Xpert® introduced big data techniques to application performance management (APM) through its Transaction Trace Warehouse that records all application transactions across multiple application tiers making it fast and easy to find a single problematic transaction

•
Named a "Value Leader" by the Enterprise Management Associates (EMA) Radar™ report for Application-Aware Network Performance Management (ANPM) Q1 2013. The Riverbed Performance Management solution achieved the highest aggregate score in total ANPM functionality for its integrated, scalable and proactive application and network performance monitoring, analysis and troubleshooting solutions.

•
Introduced new application delivery as a service (ADCaaS) with the Riverbed Stingray® Services Controller making possible an “ADC per application” deployment model that directly addresses the evolving application and data center architectures, workflows, and operations models that call for a next generation ADC architecture

•	Stingray Traffic Manager 9.1 achieved Oracle Validated Integration with Oracle E-Business Suite 12.1

•	Announced virtual performance solutions support on Windows Server 2012 Hyper-V and Hyper-V Server 2012 for Stingray Traffic Manager and Virtual Steelhead

•
Riverbed Partner Network awarded a 5-Star Partner rating withinCRN’s2013 Partner Program Guide and was also recognized as a 2013 Channel Champion in the wide area network Optimization/WAN Acceleration category

Conference Call
Riverbed will host a conference call today, July 30, 2013, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its second quarter 2013 results. The call will be broadcast live over the Internet at http://www.riverbed.com/investors. A replay of the conference call will also be available via webcast at http://www.riverbed.com/investors for 12 months.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income and non-GAAP net income per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:
Support and services deferred revenue: Business combination accounting rules require us to account for the fair value of support and service contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support and services revenue related to OPNET was reduced by $19 million in the adjustment to fair value. Because these are typically one to five year contracts, our GAAP revenues for the periods subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
Inventory and cost of product revenue: Business combination accounting rules require us to account for the fair value of inventory acquired in connection with our acquisitions. The fair value of inventory is estimated as the selling price minus the estimated cost to sell. In the period subsequent to the acquisition, the cost of product revenue includes the higher fair value of the acquired inventory.
Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
Acquisition related and other expenses: We incur significant expenses in connection with our acquisitions and also incur certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, the write-down of certain acquired in-progress research and development intangibles, and foreign exchange losses on the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Forward-Looking Statements
This press release contains forward-looking statements, including statements relating to market expansion of our product offerings and revenue growth acceleration. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs and to timely develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the expense and impact of legal proceedings; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed's business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2012, and our subsequent quarterly reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.
About Riverbed
Riverbed delivers application performance for the globally connected enterprise. With Riverbed, enterprises can successfully and intelligently implement strategic initiatives such as virtualization, consolidation, cloud computing, and disaster recovery without fear of compromising performance. By giving enterprises the platform they need to understand, optimize and consolidate their IT, Riverbed helps enterprises to build a fast, fluid and dynamic IT architecture that aligns with the business needs of the organization. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

About the Magic Quadrant

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

INVESTOR RELATIONS CONTACT
Renee Lyall
Riverbed Technology
415-247-6353
renee.lyall@riverbed.com

###

Riverbed Technology
GAAP Condensed Consolidated Statements of Operations
In thousands, except per share amounts
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue:
Product	$143,483	$129,369	$291,523	$246,403
Support and services	106,427	69,099	204,526	134,478
Total revenue	249,910	198,468	496,049	380,881
Cost of revenue:
Cost of product	40,463	30,538	81,363	58,427
Cost of support and services	29,893	19,258	57,935	38,040
Total cost of revenue	70,356	49,796	139,298	96,467
Gross profit	179,554	148,672	356,751	284,414
Operating expenses:
Sales and marketing	113,373	77,366	229,094	151,181
Research and development	51,018	35,802	99,979	69,913
General and administrative	18,321	15,492	37,435	30,126
Acquisition-related costs (credits)	7,067	(10,196)	11,203	(9,640)
Total operating expenses	189,779	118,464	377,711	241,580
Operating profit (loss)	(10,225)	30,208	(20,960)	42,834
Other income (expense), net	(5,909)	259	(12,273)	(1,246)
Income (loss) before provision for income taxes	(16,134)	30,467	(33,233)	41,588
Provision (benefit) for income taxes	387	12,333	(8,602)	16,505
Net income (loss)	$(16,521)	$18,134	$(24,631)	$25,083
Net income (loss) per share, basic	$(0.10)	$0.12	$(0.15)	$0.16
Net income (loss) per share, diluted	$(0.10)	$0.11	$(0.15)	$0.15
Shares used in computing basic net income (loss) per share	163,995	157,261	163,681	157,559
Shares used in computing diluted net income (loss) per share	163,995	165,253	163,681	166,381

Riverbed Technology
Condensed Consolidated Balance Sheets
In thousands
Unaudited

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$218,663	$280,509
Short-term investments	194,836	170,605
Trade receivables, net	93,275	113,190
Inventory	27,865	24,175
Deferred tax assets	18,312	11,185
Prepaid expenses and other current assets	54,817	50,245
Total current assets	607,768	649,909
Long-term investments	105,333	78,476
Fixed assets, net	51,839	49,244
Goodwill	702,519	699,785
Intangible assets, net	455,313	506,842
Deferred tax assets, non-current	77	6,457
Other assets	35,655	33,626
Total assets	$1,958,504	$2,024,339
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,356	$50,417
Accrued compensation and related benefits	38,454	60,501
Other accrued liabilities	31,117	41,472
Current maturities of long-term borrowings	—	5,327
Deferred revenue	213,112	182,219
Total current liabilities	325,039	339,936
Deferred revenue, non-current	97,758	88,393
Borrowings, non-current, net of current maturities	522,338	566,814
Deferred tax liability, non-current	80,479	109,311
Other long-term liabilities	46,211	25,663
Total long-term liabilities	746,786	790,181
Stockholders' equity:
Common stock	776,302	757,777
Retained earnings	113,082	137,713
Accumulated other comprehensive loss	(2,705)	(1,268)
Total stockholders' equity	886,679	894,222
Total liabilities and stockholders' equity	$1,958,504	$2,024,339

Riverbed Technology
Condensed Consolidated Statements of Cash Flows
In thousands
Unaudited

	Six months ended June 30,
	2013	2012
Operating activities:
Net income (loss)	$(24,631)	$25,083
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,780	18,455
Stock-based compensation	50,055	45,918
Deferred taxes	(32,867)	1,735
Excess tax benefit from employee stock plans	(4,683)	(12,170)
Other non-cash items	1,213	—
Changes in operating assets and liabilities:
Trade receivables	19,915	(7,126)
Inventory	(3,690)	(6,682)
Prepaid expenses and other assets	(6,136)	(838)
Accounts payable	(8,282)	(618)
Accruals and other liabilities	(11,384)	(34,729)
Acquisition-related contingent consideration	—	(11,682)
Income taxes payable	(1,974)	12,125
Deferred revenue	40,257	15,939
Net cash provided by operating activities	80,573	45,410
Investing activities:
Capital expenditures	(12,627)	(11,305)
Purchase of available for sale securities	(229,009)	(297,154)
Proceeds from maturities of available for sale securities	161,250	225,202
Proceeds from sales of available for sale securities	15,045	82,051
Acquisitions, net of cash acquired	(1,000)	(6,458)
Net cash used in investing activities	(66,341)	(7,664)
Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	49,813	23,613
Cash used to net settle equity awards	(4,289)	(4,278)
Payments for repurchases of common stock	(75,078)	(101,408)
Payment of borrowings	(50,015)	—
Excess tax benefit from employee stock plans	4,683	12,170
Net cash used in financing activities	(74,886)	(69,903)
Effect of exchange rate changes on cash and cash equivalents	(1,192)	1,700
Net decrease in cash and cash equivalents	(61,846)	(30,457)
Cash and cash equivalents at beginning of period	280,509	215,476
Cash and cash equivalents at end of period	$218,663	$185,019

Riverbed Technology
Supplemental Financial Information
In thousands
Unaudited

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenue by Geography
Americas	$156,850	$158,142	$117,536	$314,992	$221,192
Europe, Middle East and Africa	59,397	57,834	51,672	117,231	102,210
Asia Pacific	33,663	30,163	29,260	63,826	57,479
Total revenue	$249,910	$246,139	$198,468	$496,049	$380,881
As a percentage of total revenues:
Americas	63%	65%	59%	63%	58%
Europe, Middle East and Africa	24%	23%	26%	24%	27%
Asia Pacific	13%	12%	15%	13%	15%
Total revenue	100%	100%	100%	100%	100%
Revenue by Sales Channel
Direct	$42,988	$48,969	$9,609	$91,957	$20,424
Indirect	206,922	197,170	188,859	404,092	360,457
Total revenue	$249,910	$246,139	$198,468	$496,049	$380,881
As a percentage of total revenues:
Direct	17%	20%	5%	19%	5%
Indirect	83%	80%	95%	81%	95%
Total revenue	100%	100%	100%	100%	100%

Riverbed Technology
GAAP to Non-GAAP Reconciliation
In thousands, except per share amounts
Unaudited

	Three months ended			Six months ended
GAAP to Non-GAAP Reconciliations:	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Reconciliation of Total revenue:
U.S. GAAP as reported	$249,910	$246,139	$198,468	$496,049	$380,881
Adjustments:
Deferred revenue adjustment (6)	4,842	6,479	498	11,321	1,327
As adjusted	$254,752	$252,618	$198,966	$507,370	$382,208
Reconciliation of Net income (loss):
U.S. GAAP as reported	$(16,521)	$(8,110)	$18,134	$(24,631)	$25,083
Adjustments:
Stock-based compensation (1)	25,529	24,526	22,943	50,055	45,918
Payroll tax on stock-based compensation (2)	1,076	393	737	1,469	1,424
Amortization on intangibles (3)	25,818	26,310	5,417	52,128	10,861
Acquisition-related costs (credits) (5)	7,751	4,564	(9,593)	12,315	(7,644)
Inventory fair value adjustment (4)	191	1,509	—	1,700	—
Deferred revenue adjustment (6)	4,842	6,479	498	11,321	1,327
Other income (expense), net (8)	—	—	(51)	—	2,087
Income tax adjustments (7)	(12,127)	(17,014)	(740)	(29,141)	(8,260)
As adjusted	$36,559	$38,657	$37,345	$75,216	$70,796
Reconciliation of Net income (loss) per share, diluted:
U.S. GAAP as reported	$(0.10)	$(0.05)	$0.11	$(0.15)	$0.15
Adjustments:
Stock-based compensation (1)	0.15	0.14	0.15	0.30	0.28
Payroll tax on stock-based compensation (2)	0.01	—	—	0.01	0.01
Amortization on intangibles (3)	0.15	0.16	0.03	0.31	0.07
Acquisition-related costs (credits) (5)	0.05	0.03	(0.06)	0.07	(0.05)
Inventory fair value adjustment (4)	—	0.01	—	0.01	—
Deferred revenue adjustment (6)	0.03	0.04	—	0.07	0.01
Other income (expense), net (8)	—	—	—	—	0.01
Income tax adjustments (7)	(0.07)	(0.10)	—	(0.17)	(0.05)
As adjusted	$0.22	$0.23	$0.23	$0.45	$0.43
Non-GAAP Net income per share, basic	$0.22	$0.24	$0.24	$0.46	$0.45
Non-GAAP Net income per share, diluted	$0.22	$0.23	$0.23	$0.45	$0.43
Shares used in computing basic net income per share	163,995	163,367	157,261	163,681	157,559
Shares used in computing diluted net income per share	168,126	169,415	165,253	168,770	166,381

Riverbed Technology GAAP to Non-GAAP Reconciliation (continued) In thousands, except per share amounts Unaudited
	Three months ended			Six months ended
GAAP to Non-GAAP Reconciliations:	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Non-GAAP adjustments:
Support and services revenue	$4,842	$6,479	$498	$11,321	$1,327
Cost of product	12,413	13,612	3,857	26,025	7,724
Cost of support and services	2,506	1,861	1,843	4,367	3,486
Sales and marketing	24,821	25,479	10,705	50,300	22,712
Research and development	9,668	7,738	8,107	17,406	16,198
General and administrative	3,890	4,476	5,188	8,366	10,079
Acquisition-related costs (credits)	7,067	4,136	(10,196)	11,203	(9,640)
Other income (expense), net	—	—	(51)	—	2,087
Provision for income taxes	(12,127)	(17,014)	(740)	(29,141)	(8,260)
Total Non-GAAP adjustments	$53,080	$46,767	$19,211	$99,847	$45,713

_______________________
(1) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2) Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3) The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4) The inventory fair value adjustment recorded pursuant to our acquisition is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5) We incurred expenses in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs (credits) are excluded from our non-GAAP operating expenses.
(6) Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(7) The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.
(8) We incurred expenses, including revaluation of the contingent consideration, in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our other expense, net; therefore, these costs are excluded from our non-GAAP operating expenses.